UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. held its Annual Meeting of Stockholders on May 11, 2016 (Annual Meeting). At the Annual Meeting, ADTRAN’s stockholders (i) elected seven directors to serve a one year term expiring at the 2017 Annual Meeting of Stockholders (Proposal 1); (ii) approved, on an advisory basis, the executive compensation policies of ADTRAN as well as the compensation of the named executive officers (Proposal 2); and (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Thomas R. Stanton	42,813,698	771,805	2,962,574
H. Fenwick Huss	43,318,680	266,823	2,962,574
William L. Marks	42,985,788	599,715	2,962,574
Anthony J. Melone	43,406,348	179,155	2,962,574
Balan Nair	42,714,643	870,860	2,962,574
Roy J. Nichols	42,983,787	601,716	2,962,574
Kathryn A. Walker	43,015,058	570,445	2,962,574

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
42,664,076	851,688	69,739	2,962,574

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016

For	Against	Abstain
45,980,608	544,074	23,395

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 13, 2016.

ADTRAN, Inc. (Registrant)

By:	/s/ Roger D. Shannon
Roger D. Shannon Senior Vice President of Finance, Chief Financial Officer, Corporate Treasurer and Secretary (Principal Financial Officer)